EXHIBIT 99.1

Harsco Corporation Reports Fourth Quarter 2014 Results

  Q4 2014 Adjusted Operating Income within Guidance
  Project Orion Execution In Line with 2014 Plans; Phase II Underway and Meaningful Benefits to be Realized in 2015 and Beyond
  2015 Adjusted Operating Income Anticipated to Increase to Between $155 million and $170 million; Free Cash Flow and ROIC also Anticipated to Improve to Between $75 million and $100 million and 7.5% and 8.5%, respectively

CAMP HILL, Pa., Feb. 26, 2015 (GLOBE NEWSWIRE) -- Harsco Corporation (NYSE:HSC) today reported fourth quarter and full year 2014 results. Excluding special items, adjusted diluted earnings per share from continuing operations in the fourth quarter of 2014 were $0.07. This compares with $0.20 in the fourth quarter of 2013 excluding special items and the Company's Infrastructure segment that was divested during the fourth quarter of 2013. Adjusted operating income for the fourth quarter of 2014 excluding special items was $29 million, which was within the guidance range of $28 million to $33 million provided by the Company.

On a U.S. GAAP ("GAAP") basis, fourth quarter 2014 diluted loss per share from continuing operations was $0.56, which as expected included Project Orion severance costs and costs for exited or underperforming sites. This compares with GAAP diluted loss per share of $0.31 in the fourth quarter of 2013, which included asset impairments and bad debt expense as well as costs related to the Infrastructure segment divestiture. The Company's fourth quarter 2014 loss also included a loss of approximately $3 million ($0.02 per share after tax) from the Brand Energy joint venture, which was impacted by inter-company foreign currency losses.

"In 2014, our overarching goal was to build the foundation for attractive financial returns in the future," said President and CEO Nick Grasberger. "Our single largest initiative in this context has been our Project Orion improvement plan in Metals & Minerals, which has proceeded ahead of expectations. At the same time, major contract awards and further expansion in the aftermarket parts segment have positioned our Rail business for strong growth in 2015 and beyond, while new product introductions and investments in manufacturing efficiency will drive future growth in the Industrial division."

"We expect to see the beginning of the financial benefits of these initiatives in 2015, most notably in cash flow and return on capital. Moreover, our outlook for 2015 EPS remains at double-digit growth levels, despite the current weakness in energy and commodity prices, and the strengthening of the US dollar. We are making real and meaningful progress toward our multi-year financial targets."

Harsco Corporation—Selected Fourth Quarter Results

($ in millions, except per share amounts)	Q4 2014	Q4 2013 (1)
		Including Infrastructure	Excluding Infrastructure
Revenues	$492	$681	$506
Operating income/(loss) from continuing operations - GAAP	($21)	($3)	$11
Operating margin from continuing operations - GAAP	-4.2%	-0.4%	2.1%
Diluted EPS from continuing operations (2)	($0.56)	($0.31)	$0.09
Special items per diluted share (2)	$0.63	$0.52	$0.10
Adjusted operating income - excluding special items	$29	$32	$30
Adjusted operating margin - excluding special items	5.9%	4.7%	5.9%
Diluted EPS from continuing operations - excluding special items (2)	$0.07	$0.22	$0.20
Return on invested capital (TTM) - excluding special items	6.6%	6.0%	6.0%
(1) Segment operating results for Q4 2013 have been reclassified to conform to the current manner in which the Company now allocates corporate expenses.
(2) Adjusted diluted EPS from continuing operations excluding special items for Q4 2014 and Q4 2013 does not reconcile to diluted EPS from continuing operations because of rounding.

Consolidated Fourth Quarter Operating Results

Total revenues were $492 million, as revenue increases in the Company's Industrial and Rail segments were more than offset by the expected decline in Metals & Minerals revenues compared with the prior-year quarter. The prior-year quarter also included results from the divested Infrastructure business. Foreign currency translation negatively affected revenues by approximately $21 million in this year's quarter.

GAAP operating loss from continuing operations was $21 million, compared with an operating loss of $3 million in the prior-year quarter, which included results from the divested Infrastructure business. Excluding special items and the Infrastructure business, adjusted operating income from continuing operations decreased 4 percent from the same quarter last year. During the quarter, operating results in Industrial and Corporate costs improved in comparison with the prior-year quarter, while earnings declined in the Metals & Minerals and Rail segments. Adjusted operating margin was unchanged versus the prior-year period when excluding Infrastructure. Foreign currency translation negatively impacted operating income by approximately $2 million in this year's quarter.

Harsco Corporation—Selected 2014 Results

($ in millions, except per share amounts)	2014	2013 (1)
		Including Infrastructure	Excluding Infrastructure
Revenues	$ 2,066	$ 2,897	$ 2,011
Operating income/(loss) from continuing operations - GAAP	$ 63	$ (135)	$ 121
Operating margin from continuing operations - GAAP	3.1%	-4.7%	6.0%
Diluted EPS from continuing operations (2)	$ (0.31)	$ (2.80)	$ 0.77
Special items per diluted share (2)	$ 1.03	$ 3.62	$ 0.10
Adjusted operating income - excluding special items	$ 153	$ 151	$ 152
Adjusted operating margin - excluding special items	7.4%	5.2%	7.6%
Diluted EPS from continuing operations - excluding special items (2)	$ 0.72	$ 0.82	$ 0.87
Return on invested capital (TTM) - excluding special items	6.6%	6.0%	6.0%
(1) Segment operating results for 2013 have been reclassified to conform to the current manner in which the Company now allocates corporate expenses.
(2) Adjusted diluted EPS from continuing operations excluding special items for 2014 and 2013 does not reconcile to diluted EPS from continuing operations because of rounding.

Consolidated 2014 Results

GAAP diluted loss per share from continuing operations was $0.31 for the full year 2014, compared with a loss of $2.80 in 2013. Excluding special items and the Infrastructure business, adjusted diluted earnings per share from continuing operations were $0.72 in 2014, compared with $0.87 in 2013.

Total revenues were $2.1 billion in 2014, compared with $2.9 billion in 2013. Revenues declined primarily as a result of the Infrastructure divestiture which was completed at the end of November 2013. During 2014, revenues increased in the Company's Metals & Minerals and Industrial segments compared with the prior year, while revenues declined in Rail due to lower equipment deliveries following the completion of a multi-year order from China in 2013. Foreign currency translation negatively impacted revenues by $20 million in 2014.

GAAP operating income from continuing operations was $63 million in 2014, compared with an operating loss from continuing operations of $135 million during 2013 including results from the divested Infrastructure business. Excluding special items and the Infrastructure business, adjusted operating income from continuing operations of $153 million in 2014 was essentially unchanged versus the prior year. During the year, an improvement in adjusted operating results in the Company's Industrial and Rail segments and reduced Corporate spend was offset by lower earnings in Metals & Minerals. Industrial benefited from increased demand for commercial boilers and heat exchangers and Rail earnings were aided by higher after-market parts sales and contract services, while Metals & Minerals was negatively impacted by site exits, slower facility start-ups, higher maintenance costs, bad debt expenses and foreign exchange rates. Foreign currency translation negatively impacted operating income by approximately $2 million in 2014.

Fourth Quarter Business Review

Metals & Minerals

($ in millions)
	Q4 14	Q4 13 (1)	% Change
Revenues	$ 316	$ 350	(10%)
Adjusted operating income	$ 19	$ 21	(8%)
Adjusted operating margin	6.0%	5.9%
(1) Segment operating results for Q4 2013 have been reclassified to conform to the current manner in which the Company now allocates corporate expenses.

Revenues decreased 10 percent to $316 million, primarily as a result of foreign exchange translation, non-renewal or exiting of certain contracts and lower by-product sales. The foreign currency translation impact was approximately $19 million in the quarter. Adjusted operating income declined in comparison with the prior-year quarter as the cost reduction benefits realized under Project Orion were more than offset by the above items as well as higher maintenance costs. The segment adjusted operating margin was relatively stable at 6.0 percent versus 5.9 percent in last year's fourth quarter.

Industrial

($ in millions)
	Q4 14	Q4 13 (1)	% Change
Revenues	$ 102	$ 86	18%
Operating income	$ 14	$ 12	11%
Operating margin	13.5%	14.4%
(1) Segment operating results for Q4 2013 have been reclassified to conform to the current manner in which the Company now allocates corporate expenses.

Revenues increased 18 percent to $102 million, primarily due to volume increases in the Segment's commercial boiler and legacy heat exchanger businesses as well as the Hammco acquisition completed in the first quarter of 2014. These factors also supported the increase in operating income compared with the prior-year quarter. Operating margin declined modestly to 13.5 percent versus 14.4 percent in last year's fourth quarter as a result of product sales mix and an increase in certain administrative costs.

Rail

($ in millions)
	Q4 14	Q4 13 (1)	% Change
Revenues	$ 74	$ 70	7%
Adjusted operating income	$ 4	$ 10	(57%)
Adjusted operating margin	5.6%	13.9%
(1) Segment operating results for Q4 2013 have been reclassified to conform to the current manner in which the Company now allocates corporate expenses.

Revenues increased 7 percent to $74 million, primarily due to higher equipment sales compared with the prior-year period. Adjusted operating income and adjusted operating margin decreased mainly as a result of product sales mix and administrative costs to expand the segment's global operating footprint.

Cash Flow

For the year, free cash flow was $52 million, compared with $20 million in 2013 excluding the Infrastructure business, as an increase in net cash provided from operating activities and asset sales was partially offset by higher capital expenditures.

Project Orion (Metals & Minerals Improvement Plan)

Metals & Minerals continues to accelerate the Project Orion initiatives with a focus on a sustainable improvement in margins and capital returns. The new organizational structure is driving improved global coordination and the organization changes that are underway 'at the site' and 'above the site' are simplifying the business structure. At the same time, the Bid & Contract Management function is delivering improved contract outcomes and the implementation of the 'Harsco Way' is advancing the key operating priorities of the business. These standards have now been largely incorporated throughout the business and these 'best practices' are driving tangible results across the asset portfolio.

The initial phase of Project Orion is now complete with on-going benefits of approximately $25 million per year. Phase II was launched a few weeks ago and is focused on functional and site improvements elsewhere in the organization through the balance of 2015. Annual run-rate benefits from Phase II are expected to approximate $10 million to $15 million, consistent with earlier estimates, and the one-time costs to implement the related workforce changes are forecasted to be $3 million. It is anticipated that incremental financial benefits realized in 2015 will exceed $20 million in addition to approximately $6 million realized last year, with the remainder to be captured in 2016.

The business also continues to proactively address underperforming sites. Additional resources have been committed to site 'triage' efforts, which are focused on driving commercial and operational solutions at the highest priority sites. To date, solutions have been finalized at more than 40 percent of the original underperforming sites, and the Company expects to address the remaining sites by the end of Q1 2016. These solutions include commercial and operational improvements that are anticipated to drive acceptable returns or that optimize the value-potential of the site in the future. Additionally, some operations may be exited and it is anticipated that certain sites will be exited in 2015.

In total, progress under the major work-streams of Project Orion has met expectations, and the management team remains confident in its ability to achieve the key financial targets for this business.

Metals & Minerals - Financial Targets
Target
2017
Revenues ($ in billions)	$ 1.3 - 1.4
Operating Income margin	10% - 11%
Free Cash Flow ($ in millions)	$ 130 - 150
ROIC	8% - 9%

2015 Outlook

The Company expects 2015 adjusted operating income to increase at a high single-digit rate while adjusted earnings per share is forecasted to grow at a higher rate compared with 2014 (excluding special items in both periods). This Outlook anticipates an improvement in adjusted operating income within the Rail and Metals & Minerals segments and a decline in Corporate costs versus the prior year. Key highlights in the Outlook are included below. The Outlook also includes adjusted earnings per share, which is partially dependent on anticipated equity income from the Brand Energy joint venture where impacts from various financial uncertainties such as restructuring, foreign exchange and income taxes are assumed to be limited in the forecast period.

Full Year 2015

  Adjusted operating income for the full year is expected to range from $155 million to $170 million; versus $153 million in 2014.
  Free cash flow in the range of $75 million to $100 million; versus $52 million in 2014.
  Net interest expense is forecasted to range from $48 million to $52 million.
  Equity income from the Brand Energy Joint Venture is expected to be $4 million to $6 million.
  Effective tax rate is expected to range from 35 percent to 37 percent before Brand Energy Joint Venture equity income.
  Adjusted earnings per share for the full year in the range of $0.73 to $0.91; compared with $0.72 per share in 2014.
  Adjusted return on invested capital is expected to range from 7.5 percent to 8.5 percent; compared with 6.6 percent in 2014.

Q1 2015

  Adjusted operating income of $27 million to $32 million in Q1 2015; compared with $34 million in the prior-year quarter.
  Adjusted earnings per share of $0.09 to $0.13 in Q1 2015; versus $0.16 in the prior-year quarter.

Conference Call

As previously announced, the Company will hold a conference call today at 9:00 a.m. Eastern Time to discuss its results and respond to questions from the investment community. The conference call will be broadcast live through the Harsco Corporation website at www.harsco.com. The Company will refer to a slide presentation that accompanies its formal remarks. The slide presentation will be available on the Company's website.

The call can also be accessed by telephone by dialing (800) 611-4920, or (973) 200-3957 for international callers. Enter Conference ID number 70360538. Listeners are advised to dial in at least five minutes prior to the call.

Replays will be available via the Harsco website and also by telephone through March 26, 2015 by dialing toll-free to (855) 859-2056 or (404) 537-3406.

Forward-Looking Statements

The nature of the Company's business and the many countries in which it operates subject it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. In accordance with the "safe harbor" provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, the Company provides the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the results contemplated by forward-looking statements, including the expectations and assumptions expressed or implied herein. Forward-looking statements contained herein could include, among other things, statements about management's confidence in and strategies for performance; expectations for new and existing products, technologies and opportunities; statements made regarding Project Orion and Outlook for 2015; and expectations regarding growth, sales, cash flows, and earnings. Forward-looking statements can be identified by the use of such terms as "may," "could," "expect," "will," "anticipate," "intend," "believe," "likely," "estimate," "plan" or other comparable terms.

Factors that could cause actual results to differ, perhaps materially, from those implied by forward-looking statements include, but are not limited to: (1) changes in the worldwide business environment in which the Company operates, including general economic conditions; (2) changes in currency exchange rates, interest rates, commodity and fuel costs and capital costs; (3) changes in the performance of equity and bond markets that could affect, among other things, the valuation of the assets in the Company's pension plans and the accounting for pension assets, liabilities and expenses; (4) changes in governmental laws and regulations, including environmental, occupational health and safety, tax and import tariff standards; (5) market and competitive changes, including pricing pressures, market demand and acceptance for new products, services and technologies; (6) the Company's inability or failure to protect its intellectual property rights from infringement in one or more of the many countries in which the Company operates; (7) failure to effectively prevent, detect or recover from breaches in the Company's cybersecurity infrastructure; (8) unforeseen business disruptions in one or more of the many countries in which the Company operates due to political instability, civil disobedience, armed hostilities, public health issues or other calamities; (9) disruptions associated with labor disputes and increased operating costs associated with union organization; (10) the seasonal nature of the Company's business; (11) the Company's ability to successfully enter into new contracts and complete new acquisitions or strategic ventures in the time-frame contemplated, or at all; (12) the integration of the Company's strategic acquisitions; (13) the amount and timing of repurchases of the Company's common stock, if any; (14) the prolonged recovery in global financial and credit markets and economic conditions generally, which could result in the Company's customers curtailing development projects, construction, production and capital expenditures which, in turn, could reduce the demand for the Company's products and services and, accordingly, the Company's revenues, margins and profitability; (15) the outcome of any disputes with customers, contractors and subcontractors; (16) the financial condition of the Company's customers, including the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability; (17) the Company's ability to successfully implement and receive the expected benefits of cost-reduction and restructuring initiatives, including the achievement of expected cost savings in the expected time frame; (18) the ability to successfully implement the Company's strategic initiatives and portfolio optimization and the impact of such initiatives, such as Project Orion; (19) the ability of the Brand Energy strategic venture to effectively integrate the Company's Infrastructure business and the Brand Energy & Infrastructure Services business and realize the synergies contemplated by the transaction; (20) the Company's ability to realize cost savings from the divestiture of the Infrastructure business, as well as the transaction being accretive to earnings and improving operating margins and return on capital; (21) the amount ultimately realized from the Company's exit from the Brand Energy strategic venture and the timing of such exit; (22) risk and uncertainty associated with intangible assets; and (23) other risk factors listed from time to time in the Company's SEC reports. A further discussion of these, along with other potential risk factors, can be found in Part I, Item 1A, "Risk Factors," of this Annual Report on Form 10-K. The Company cautions that these factors may not be exhaustive and that many of these factors are beyond the Company's ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company undertakes no duty to update forward-looking statements except as may be required by law.

About Harsco

Harsco Corporation serves key industries that are fundamental to worldwide economic development, including steel and metals production, railways and energy. Harsco's common stock is a component of the S&P MidCap 400 Index and the Russell 2000 Index. Additional information can be found at www.harsco.com.

HARSCO CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31		December 31
(In thousands, except per share amounts)	2014	2013	2014	2013
Revenues from continuing operations:
Service revenues	$ 311,656	$ 522,308	$ 1,365,696	$ 2,229,966
Product revenues	180,429	159,036	700,042	666,554
Total revenues	492,085	681,344	2,065,738	2,896,520
Costs and expenses from continuing operations:
Cost of services sold	275,944	412,981	1,151,842	1,766,730
Cost of products sold	132,990	111,930	494,944	467,485
Selling, general and administrative expenses	72,200	106,727	285,252	481,052
Research and development expenses	892	2,113	6,348	9,570
Loss on disposal of the Harsco Infrastructure Segment and transaction costs	450	37,695	6,057	291,372
Other expenses	30,451	12,952	57,824	15,110
Total costs and expenses	512,927	684,398	2,002,267	3,031,319
Operating income (loss) from continuing operations	(20,842)	(3,054)	63,471	(134,799)
Interest income	440	463	1,702	2,087
Interest expense	(11,783)	(12,241)	(47,111)	(49,654)
Change in fair value to unit adjustment liability	(2,323)	(966)	(9,740)	(966)
Income (loss) from continuing operations before income taxes and equity income	(34,508)	(15,798)	8,322	(183,332)
Income tax expense	(6,747)	(7,644)	(27,171)	(34,912)
Equity in income (loss) of unconsolidated entities, net	(2,615)	533	(1,558)	1,548
Loss from continuing operations	(43,870)	(22,909)	(20,407)	(216,696)
Discontinued operations:
Income (loss) on disposal of discontinued business	(276)	(253)	176	(2,398)
Income tax (expense) benefit related to discontinued business	102	92	(66)	906
Income (loss) from discontinued operations	(174)	(161)	110	(1,492)
Net loss	(44,044)	(23,070)	(20,297)	(218,188)
Less: Net income attributable to noncontrolling interests	(1,547)	(2,258)	(4,495)	(9,753)
Net loss attributable to Harsco Corporation	$ (45,591)	$ (25,328)	$ (24,792)	$ (227,941)
Amounts attributable to Harsco Corporation common stockholders:
Loss from continuing operations, net of tax	$ (45,417)	$ (25,167)	$ (24,902)	$ (226,449)
Income (loss) from discontinued operations, net of tax	(174)	(161)	110	(1,492)
Net loss attributable to Harsco Corporation common stockholders:	$ (45,591)	$ (25,328)	$ (24,792)	$ (227,941)

Weighted-average shares of common stock outstanding	80,914	80,779	80,884	80,755
Basic loss per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$ (0.56)	$ (0.31)	$ (0.31)	$ (2.80)
Discontinued operations	—	—	—	(0.02)
Basic loss per share attributable to Harsco Corporation common stockholders	$ (0.56)	$ (0.31)	$ (0.31)	$ (2.82)

Diluted weighted-average shares of common stock outstanding	80,914	80,779	80,884	80,755
Diluted loss per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$ (0.56)	$ (0.31)	$ (0.31)	$ (2.80)
Discontinued operations	—	—	—	(0.02)
Diluted loss per share attributable to Harsco Corporation common stockholders	$ (0.56)	$ (0.31)	$ (0.31)	$ (2.82)

HARSCO CORPORATION
CONSOLIDATED BALANCE SHEETS (Unaudited)
	December 31	December 31
(In thousands)	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$ 62,843	$ 93,605
Trade accounts receivable, net	325,104	353,181
Other receivables	28,145	46,470
Inventories	177,265	155,689
Assets held-for-sale	1,355	113,968
Other current assets	87,110	75,842
Total current assets	681,822	838,755
Investments	288,505	298,856
Property, plant and equipment, net	663,244	711,346
Goodwill	416,155	431,265
Intangible assets, net	58,524	53,261
Other assets	155,551	108,265
Total assets	$ 2,263,801	$ 2,441,748
LIABILITIES
Current liabilities:
Short-term borrowings	$ 16,748	$ 7,489
Current maturities of long-term debt	25,188	20,257
Accounts payable	146,506	181,410
Accrued compensation	53,780	53,113
Income taxes payable	1,985	7,199
Dividends payable	16,535	16,536
Insurance liabilities	12,415	10,523
Advances on contracts	117,398	24,053
Liabilities of assets held-for-sale	—	109,176
Due to unconsolidated affiliate	8,142	24,954
Unit adjustment liability	22,320	22,320
Other current liabilities	144,543	129,739
Total current liabilities	565,560	606,769
Long-term debt	829,709	783,158
Deferred income taxes	6,379	8,217
Insurance liabilities	35,470	41,879
Retirement plan liabilities	350,889	241,049
Due to unconsolidated affiliate	20,169	27,292
Unit adjustment liability	71,442	84,023
Other liabilities	25,849	42,526
Total liabilities	1,905,467	1,834,913
EQUITY
Harsco Corporation stockholders' equity:
Common stock	140,444	140,248
Additional paid-in capital	165,666	159,025
Accumulated other comprehensive loss	(532,491)	(370,615)
Retained earnings	1,290,208	1,381,321
Treasury stock	(749,815)	(746,237)
Total Harsco Corporation stockholders' equity	314,012	563,742
Noncontrolling interests	44,322	43,093
Total equity	358,334	606,835
Total liabilities and equity	$ 2,263,801	$ 2,441,748

HARSCO CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31		December 31
(In thousands)	2014	2013	2014	2013
Cash flows from operating activities:
Net loss	$ (44,044)	$ (23,070)	$ (20,297)	$ (218,188)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	39,733	43,130	164,588	221,266
Amortization	2,801	2,808	11,738	15,775
Change in fair value to the unit adjustment liability	2,323	966	9,740	966
Deferred income tax expense (benefit)	5,212	(21,892)	7,551	(18,427)
Equity in (income) loss of unconsolidated entities, net	2,615	(533)	1,558	(1,548)
Dividends from unconsolidated entities	—	37	—	37
Loss on disposal of the Harsco Infrastructure Segment	—	29,973	3,865	271,296
Other, net	22,699	4,184	39,376	2,735
Changes in assets and liabilities:
Accounts receivable	44,824	(13,310)	7,026	(34,504)
Inventories	2,418	29,181	(19,991)	18,510
Accounts payable	(11,166)	(14,563)	(28,901)	14,319
Accrued interest payable	(8,671)	(8,169)	70	(1,836)
Accrued compensation	(3,716)	(4,824)	5,699	(9,860)
Advances on contracts	(3,272)	(3,829)	92,769	(21,365)
Harsco Infrastructure Segment 2010 Restructuring Program accrual	—	(5,918)	—	(6,788)
Harsco 2011/2012 Restructuring Program accrual	(217)	(3,209)	(2,672)	(17,705)
Other assets and liabilities	(10,102)	13,206	(46,273)	(26,428)
Net cash provided by operating activities	41,437	24,168	225,846	188,255

Cash flows from investing activities:
Purchases of property, plant and equipment	(73,689)	(64,441)	(207,978)	(246,147)
Proceeds from the Infrastructure Transaction	—	303,039	15,699	303,039
Proceeds from sales of assets	3,823	2,037	14,976	18,984
Purchases of businesses, net of cash acquired	(92)	(8)	(26,336)	(2,849)
Payment of unit adjustment liability	(5,580)	(2,123)	(22,320)	(2,123)
Other investing activities, net	(3,194)	(3,234)	(2,721)	(8,219)
Net cash provided (used) by investing activities	(78,732)	235,270	(228,680)	62,685

Cash flows from financing activities:
Short-term borrowings, net	4,880	(2,140)	8,851	(1,901)
Current maturities and long-term debt:	—
Additions	60,029	31,943	177,499	316,804
Reductions	(10,463)	(294,923)	(131,007)	(498,600)
Cash dividends paid on common stock	(16,588)	(16,559)	(66,322)	(66,211)
Dividends paid to noncontrolling interests	—	(501)	(2,186)	(3,381)
Purchase of noncontrolling interests	—	—	—	(166)
Contributions from noncontrolling interests	—	203	—	4,825
Common stock issued - options	—	—	—	371
Common stock acquired for treasury	(941)	—	(941)	—
Deferred pension underfunding payment to unconsolidated affiliate	(7,688)	—	(7,688)	—
Other financing activities, net	—	—	—	(405)
Net cash provided (used) by financing activities	29,229	(281,977)	(21,794)	(248,664)

Effect of exchange rate changes on cash	(1,694)	332	(6,134)	(3,921)

Net decrease in cash and cash equivalents	(9,760)	(22,207)	(30,762)	(1,645)

Cash and cash equivalents at beginning of period	72,603	115,812	93,605	95,250

Cash and cash equivalents at end of period	$ 62,843	$ 93,605	$ 62,843	$ 93,605

HARSCO CORPORATION
REVIEW OF OPERATIONS BY SEGMENT (Unaudited)
	Three Months Ended		Three Months Ended
	December 31, 2014		December 31, 2013
		Operating		Operating
(In thousands)	Revenues	Income (Loss)	Revenues	Income (Loss)
Harsco Metals & Minerals	$ 315,935	$ (28,989)	$ 349,829	$ 18,099
Harsco Infrastructure	—	—	175,577	(13,820)
Harsco Industrial	101,836	13,725	86,407	12,408
Harsco Rail	74,314	4,136	69,531	654
General Corporate	—	(9,714)	—	(20,395)
Consolidated Totals	$ 492,085	$ (20,842)	$ 681,344	$ (3,054)

	Twelve Months Ended		Twelve Months Ended
	December 31, 2014		December 31, 2013
		Operating		Operating
(In thousands)	Revenues	Income (Loss)	Revenues	Income (Loss)
Harsco Metals & Minerals	$ 1,377,592	$ 9,858	$ 1,359,004	$ 95,310
Harsco Infrastructure	—	—	885,377	(255,326)
Harsco Industrial	412,532	63,680	365,972	58,977
Harsco Rail	275,614	37,137	286,167	27,710
General Corporate	—	(47,204)	—	(61,470)
Consolidated Totals	$ 2,065,738	$ 63,471	$ 2,896,520	$ (134,799)

The Company has reclassified segment operating results for the three and twelve months ended December 31, 2013 to conform to the revised manner in which the Company now allocates corporate expenses to operating segments as a result of changes in organizational structure resulting from the Infrastructure Transaction, which was consummated in the fourth quarter of 2013. The changes do not impact the Company's previously reported consolidated revenues from continuing operations, operating income from continuing operations or income from continuing operations before income taxes and equity income.

HARSCO CORPORATION
RECONCILIATION OF DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS EXCLUDING SPECIAL ITEMS AND HARSCO INFRASTRUCTURE SEGMENT (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
(In thousands)	2014	2013	2014	2013
Diluted loss per share from continuing operations, as reported	$ (0.56)	$ (0.31)	$ (0.31)	$ (2.80)
Harsco Metals & Minerals Segment site exit and underperforming contract charges (a)	0.49	—	0.59	—
Harsco Metals & Minerals Segment contract termination charges (b)	—	—	0.14	—
Harsco Metals & Minerals Segment Brazilian labor claim reserves (c)	0.09	—	0.11	—
Harsco Metals & Minerals Segment Project Orion Charges (d)	0.03	—	0.11	—
Harsco Infrastructure Segment loss on disposal (e)	—	0.37	0.04	3.16
Strategic transaction review costs (f)	0.04	—	0.04	—
Harsco Infrastructure transaction costs (g)	—	0.08	0.02	0.19
Harsco Rail Segment grinder asset impairment charge (h)	—	0.08	—	0.08
Gains associated with exited Harsco Infrastructure operations retained (i)	(0.02)	—	(0.02)	—
Non-cash tax impact of Harsco Infrastructure transaction (j)	—	0.14	—	0.38
Harsco Metals & Minerals Segment bad debt expense (k)	—	0.02	—	0.02
Harsco Infrastructure Segment depreciation expense reduction on assets classified as held-for-sale (l)	—	(0.17)	—	(0.21)
Adjusted diluted earnings per share from continuing operations, excluding special items	$ 0.07	$ 0.22(m)	$ 0.72	$ 0.82
Plus Harsco Infrastructure Segment (income) loss from continuing operations (n)	—	(0.02)	—	0.05
Adjusted diluted earnings per share from continuing operations excluding special items and Harsco Infrastructure Segment	$ 0.07	$ 0.20	$ 0.72	$ 0.87
(a) Harsco Metals & Minerals Segment charges primarily attributable to site exit costs and non-cash long lived asset impairment charges associated with strategic actions from Project Orion's focus on underperforming contracts (Q4 2014 $39.2 million pre-tax; Full year 2014 $50.1 million pre-tax).
(b) Harsco Metals & Minerals Segment charges incurred in connection with the termination of a contract for a customer in receivership (Full year 2014 $11.6 million pre-tax, which includes $7.7 million primarily for non-cash long lived asset impairment and $3.9 million pre-receivership receivable bad debt reserve charges).
(c) Brazilian labor claim reserve adjustments in the Harsco Metals & Minerals Segment (Q4 2014 $5.5 million pre-tax; Full year 2014 $7.5 million pre-tax).
(d) Harsco Metals & Minerals Segment Improvement Plan ("Project Orion") restructuring charges (Q4 2014 $3.2 million pre-tax; Full year 2014 $12.0 million pre-tax).
(e) Loss resulting from the Harsco Infrastructure Transaction, which was consummated in the fourth quarter of 2013 (Q4 2013 $30.0 million pre-tax; Full year 2014 $3.9 million pre-tax; Full year 2013 $271.3 million pre-tax).
(f) Strategic transaction review costs recorded as Corporate expenses (Q4 and Full year 2014 $3.5 million pre-tax).
(g) Harsco Infrastructure Transaction costs recorded as Corporate expenses (Q4 2014 $0.5 million pre-tax; Q4 2013 $7.7 million pre-tax; Full year 2014 $2.2 million pre-tax; Full year 2013 $20.1 million pre-tax).
(h) Asset impairment charge on rail grinder equipment in the Harsco Rail Segment (Q4 2013 $9.0 million pre-tax; Full year 2014 $0.6 million pre-tax; Full year 2013 $9.0 million pre-tax).
(i) Currency translation gains associated with exited Harsco Infrastructure operations retained recorded as an offset of Corporate expenses (Q4 and Full year 2014 $2.2 million pre-tax).
(j) Non-cash tax impact of Harsco Infrastructure Segment sale – undistributed earnings of subsidiaries and deferred tax valuation allowance (Q4 2013 $11.6 million; Full year 2013 $30.8 million).
(k) Bad debt expense incurred in the Harsco Metals & Minerals Segment (Q4 and Full year 2013 $2.6 million pre-tax).
(l) Depreciation expense reduction from classification of Harsco Infrastructure Segment assets as held-for-sale (Q4 2013 $13.9 million pre-tax; Full year 2013 $17.3 million pre-tax).
(m) Does not total due to rounding.
(n) Includes equity in income of affiliates and noncontrolling interests (Q4 2013 $(0.4) million and Full year 2013 $(2.9) million). Segment operating results incorporate reclassifications for the three months and twelve months ended December 31, 2013 to conform to the revised manner in which the Company now allocates corporate expenses to operating segments as a result of changes in organizational structure resulting from the Infrastructure Transaction, which was consummated in the fourth quarter of 2013. The changes do not impact the Company's previously reported consolidated revenues from continuing operations, operating income from continuing operations or income from continuing operations before income taxes and equity income.

The Company's management believes Adjusted diluted earnings per share from continuing operations excluding special items and the Harsco Infrastructure Segment, which are non-U.S. GAAP financial measures, are useful to investors because they provide an overall understanding of the Company's historical and future prospects. Exclusion of special items permits evaluation and comparison of results for the Company's core business operations, and it is on this basis that management internally assesses the Company's performance. Exclusion of the Harsco Infrastructure Segment from 2013 provides a basis for comparison of ongoing operations and prospects since the segment was divested in the fourth quarter of 2013. These measures should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION
RECONCILIATION OF DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS EXCLUDING
HARSCO INFRASTRUCTURE SEGMENT (Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31		December 31
(In thousands)	2014	2013	2014	2013
Diluted loss per share from continuing operations, as reported	$ (0.56)	$ (0.31)	$ (0.31)	$ (2.80)
Harsco Infrastructure Segment loss on disposal	—	0.37	—	3.16
Harsco Infrastructure transaction costs	—	0.08	—	0.19
Harsco Infrastructure Segment depreciation expense reduction on assets classified as held-for-sale	—	(0.17)	—	(0.21)
Non-cash tax impact of Harsco Infrastructure transaction	—	0.14	—	0.38
Plus Harsco Infrastructure Segment (income) loss from continuing operations	—	(0.02)	—	0.05
Adjusted diluted earnings (loss) per share from continuing operations, excluding Harsco Infrastructure Segment	$ (0.56)	$ 0.09	$ (0.31)	$ 0.77

The Company's management believes Adjusted diluted earnings per share from continuing operations excluding the Harsco Infrastructure Segment, a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company's historical and future prospects. Exclusion of the Harsco Infrastructure Segment from 2013 provides a basis for comparison of ongoing operations and prospects since the segment was divested in the fourth quarter of 2013. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION
REVIEW OF OPERATIONS BY SEGMENT EXCLUDING SPECIAL ITEMS AND HARSCO INFRASTRUCTURE SEGMENT (Unaudited)
(In thousands)
Consolidated
							Less:	Totals Excluding
	Harsco	Harsco	Harsco	Harsco		Consolidated	Harsco	Harsco
	Metals & Minerals	Infrastructure	Industrial	Rail	Corporate	Totals	Infrastructure	Infrastructure
Three Months Ended December 31, 2014:
Adjusted operating income (loss), excluding special items	$ 18,971	$ —	$ 13,725	$ 4,136	$ (7,938)	$ 28,894	$ —	$ 28,894
Revenues, as reported	$ 315,935	$ —	$ 101,836	$ 74,314	$ —	$ 492,085	$ —	$ 492,085
Adjusted operating margin %, excluding special items	6.0%		13.5%	5.6%		5.9%		5.9%

Three Months Ended December 31, 2013:
Adjusted operating income (loss),excluding special items, as reclassified (a)	$ 20,691	$ 2,253	$ 12,408	$ 9,653	$ (12,673)	$ 32,332	$ (2,253)	$ 30,079
Revenues, as reported	$ 349,829	$ 175,577	$ 86,407	$ 69,531	$ —	$ 681,344	$ (175,577)	$ 505,767
Adjusted operating margin %, excluding special items	5.9%	1.3%	14.4%	13.9%		4.7%		5.9%

Twelve Months Ended December 31, 2014:
Adjusted operating income (loss), excluding special items	$ 90,969	$ —	$ 63,680	$ 37,727	$ (39,821)	$ 152,555	$ —	$ 152,555
Revenues, as reported	$ 1,377,592	$ —	$ 412,532	$ 275,614	$ —	$ 2,065,738	$ —	$ 2,065,738
Adjusted operating margin %, excluding special items	6.6%		15.4%	13.7%		7.4%		7.4%

Twelve Months Ended December 31, 2013:
Adjusted operating income (loss), excluding special items, as reclassified (a)	$ 97,902	$ (1,311)	$ 58,977	$ 36,709	$ (41,394)	$ 150,883	$ 1,311	$ 152,194
Revenues, as reported	$ 1,359,004	$ 885,377	$ 365,972	$ 286,167	$ —	$ 2,896,520	$ (885,377)	$ 2,011,143
Adjusted operating margin %, excluding special items	7.2%	(0.1)%	16.1%	12.8%		5.2%		7.6%
(a) The Company has reclassified segment adjusted operating results for the three and twelve months ended December 31, 2013 to conform to the revised manner in which the Company now allocates corporate expenses to operating segments as a result of changes in organizational structure resulting from the Infrastructure Transaction, which was consummated in the fourth quarter of 2013. The changes do not impact the Company's previously reported consolidated revenues from continuing operations, operating income from continuing operations or income from continuing operations before income taxes and equity income.

The Company's management believes Adjusted operating margin excluding special items and the Harsco Infrastructure Segment, which are non-U.S. GAAP financial measures, are useful to investors because they provide an overall understanding of the Company's historical and future prospects. Exclusion of special items permits evaluation and comparison of results for the Company's core business operations, and it is on this basis that management internally assesses the Company's performance. Exclusion of the Harsco Infrastructure Segment from 2013 provides a basis for comparison of ongoing operations and prospects since the segment was divested in the fourth quarter of 2013. These measures should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION
RECONCILIATION OF OPERATING INCOME (LOSS) BY SEGMENT EXCLUDING SPECIAL ITEMS AND HARSCO INFRASTRUCTURE SEGMENT (Unaudited)
(In thousands)
								Consolidated
								Totals Excluding
	Harsco	Harsco	Harsco	Harsco		Consolidated	Less: Harsco	Harsco
	Metals & Minerals	Infrastructure	Industrial	Rail	Corporate	Totals	Infrastructure	Infrastructure
Three Months Ended December 31, 2014:
Operating income (loss), as reported	$ (28,989)	$ —	$ 13,725	$ 4,136	$ (9,714)	$ (20,842)	$ —	$ (20,842)
Harsco Metals & Minerals Segment site exit and underperforming contract charges	39,248	—	—	—	—	39,248	—	39,248
Harsco Metals & Minerals Segment Brazilian labor claim reserves	5,535	—	—	—	—	5,535	—	5,535
Harsco Metals & Minerals Segment Project Orion Charges	3,177	—	—	—	—	3,177	—	3,177
Strategic transaction review costs	—	—	—	—	3,531	3,531	—	3,531
Harsco Infrastructure transaction costs	—	—	—	—	450	450	—	450
Gains associated with exited Harsco Infrastructure operations retained	—	—	—	—	(2,205)	(2,205)	—	(2,205)
Adjusted operating income (loss), excluding special items	$ 18,971	$ —	$ 13,725	$ 4,136	$ (7,938)	$ 28,894	$ —	$ 28,894
Revenues, as reported	$ 315,935	$ —	$ 101,836	$ 74,314	$ —	$ 492,085	$ —	$ 492,085

Three Months Ended December 31, 2013:
Operating income (loss), as reclassified (a)	$ 18,099	$ (13,820)	$ 12,408	$ 654	$ (20,395)	$ (3,054)	$ 13,820	$ 10,766
Harsco Infrastructure Segment loss on disposal	—	29,973	—	—	—	29,973	(29,973)	—
Harsco Infrastructure transaction costs	—	—	—	—	7,722	7,722	—	7,722
Harsco Rail Segment grinder asset impairment charge	—	—	—	8,999	—	8,999	—	8,999
Harsco Metals & Minerals Segment bad debt expense	2,592	—	—	—	—	2,592	—	2,592
Harsco Infrastructure Segment depreciation expense reduction on assets classified as held-for-sale	—	(13,900)	—	—	—	(13,900)	13,900	—
Adjusted operating income (loss), excluding special items	$ 20,691	$ 2,253	$ 12,408	$ 9,653	$ (12,673)	$ 32,332	$ (2,253)	$ 30,079
Revenues, as reported	$ 349,829	$ 175,577	$ 86,407	$ 69,531	$ —	$ 681,344	$ (175,577)	$ 505,767
(a) The Company has reclassified segment operating results for the three months ended December 31, 2013 to conform to the revised manner in which the Company now allocates corporate expenses to operating segments as a result of changes in organizational structure resulting from the Infrastructure Transaction, which was consummated in the fourth quarter of 2013. The changes do not impact the Company's previously reported consolidated revenues from continuing operations, operating income from continuing operations or income from continuing operations before income taxes and equity income.

The Company's management believes Adjusted operating income excluding special items and the Harsco Infrastructure Segment, which are non-U.S. GAAP financial measures, are useful to investors because they provide an overall understanding of the Company's historical and future prospects. Exclusion of special items permits evaluation and comparison of results for the Company's core business operations, and it is on this basis that management internally assesses the Company's performance. Exclusion of the Harsco Infrastructure Segment from 2013 provides a basis for comparison of ongoing operations and prospects since the segment was divested in the fourth quarter of 2013. These measures should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION
RECONCILIATION OF OPERATING INCOME (LOSS) BY SEGMENT EXCLUDING SPECIAL ITEMS AND HARSCO INFRASTRUCTURE SEGMENT (Unaudited)
(In thousands)
								Consolidated
								Totals Excluding
	Harsco	Harsco	Harsco	Harsco		Consolidated	Less: Harsco	Harsco
	Metals & Minerals	Infrastructure	Industrial	Rail	Corporate	Totals	Infrastructure	Infrastructure
Twelve Months Ended December 31, 2014:
Operating income (loss), as reported	$ 9,858	$ —	$ 63,680	$ 37,137	$ (47,204)	$ 63,471	$ —	$ 63,471
Harsco Metals & Minerals Segment site exit and underperforming contract charges	50,111	—	—	—	—	50,111	—	50,111
Harsco Metals & Minerals Segment contract termination charges	11,557	—	—	—	—	11,557	—	11,557
Harsco Metals & Minerals Segment Brazilian labor claim reserves	7,451	—	—	—	—	7,451	—	7,451
Harsco Metals & Minerals Segment Project Orion Charges	11,992	—	—	—	—	11,992	—	11,992
Harsco Infrastructure Segment loss on disposal	—	—	—	—	3,865	3,865	—	3,865
Strategic transaction review costs	—	—	—	—	3,531	3,531	—	3,531
Harsco Infrastructure transaction costs	—	—	—	—	2,192	2,192	—	2,192
Harsco Rail Segment grinder asset impairment charge	—	—	—	590	—	590	—	590
Gains associated with exited Harsco Infrastructure operations retained	—	—	—	—	(2,205)	(2,205)	—	(2,205)
Adjusted operating income (loss), excluding special items	$ 90,969	$ —	$ 63,680	$ 37,727	$ (39,821)	$ 152,555	$ —	$ 152,555
Revenues, as reported	$ 1,377,592	$ —	$ 412,532	$ 275,614	$ —	$ 2,065,738	$ —	$ 2,065,738

Twelve Months Ended December 31, 2013:
Operating income (loss), as reclassified (a)	$ 95,310	$ (255,326)	$ 58,977	$ 27,710	$ (61,470)	$ (134,799)	$ 255,326	$ 120,527
Harsco Infrastructure Segment loss on disposal	—	271,296	—	—	—	271,296	(271,296)	—
Harsco Infrastructure transaction costs	—	—	—	—	20,076	20,076	—	20,076
Harsco Rail Segment grinder asset impairment charge	—	—	—	8,999	—	8,999	—	8,999
Harsco Metals & Minerals Segment bad debt expense	2,592	—	—	—	—	2,592	—	2,592
Harsco Infrastructure Segment depreciation expense reduction on assets classified as held-for-sale	—	(17,281)	—	—	—	(17,281)	17,281	—
Adjusted operating income (loss), excluding special items	$ 97,902	$ (1,311)	$ 58,977	$ 36,709	$ (41,394)	$ 150,883	$ 1,311	$ 152,194
Revenues, as reported	$ 1,359,004	$ 885,377	$ 365,972	$ 286,167	$ —	$ 2,896,520	$ (885,377)	$ 2,011,143
(a) The Company has reclassified segment operating results for the twelve months ended December 31, 2013 to conform to the revised manner in which the Company now allocates corporate expenses to operating segments as a result of changes in organizational structure resulting from the Infrastructure Transaction, which was consummated in the fourth quarter of 2013. The changes do not impact the Company's previously reported consolidated revenues from continuing operations, operating income from continuing operations or income from continuing operations before income taxes and equity income.

The Company's management believes Adjusted operating income excluding special items and the Harsco Infrastructure Segment, which are non-U.S. GAAP financial measures, are useful to investors because they provide an overall understanding of the Company's historical and future prospects. Exclusion of special items permits evaluation and comparison of results for the Company's core business operations, and it is on this basis that management internally assesses the Company's performance. Exclusion of the Harsco Infrastructure Segment from 2013 provides a basis for comparison of ongoing operations and prospects since the segment was divested in the fourth quarter of 2013. These measures should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION
FREE CASH FLOW (Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31		December 31
(In thousands)	2014	2013	2014	2013
Net cash provided by operating activities	$ 41,437	$ 24,168	$ 225,846	$ 188,255
Less maintenance capital expenditures (a)	(46,173)	(26,500)	(133,231)	(128,331)
Less growth capital expenditures (b)	(27,516)	(37,941)	(74,747)	(117,816)
Plus capital expenditures for strategic ventures (c)	3,474	524	6,876	5,864
Plus total proceeds from sales of assets (d)	3,823	2,037	27,379	18,984
Free Cash Flow	$ (24,955)	$ (37,712)	$ 52,123	$ (33,044)
Plus Harsco Infrastructure Segment negative Free Cash Flow	—	20,175	—	52,962
Free Cash Flow excluding Harsco Infrastructure Segment	$ (24,955)	$ (17,537)	$ 52,123	$ 19,918
(a) Maintenance capital expenditures are necessary to sustain the Company's current revenue streams and include contract renewal.
(b) Growth capital expenditures, for which management has discretion as to amount, timing and geographic placement, expand the Company's revenue base and create additional future cash flow.
(c) Capital expenditures for strategic ventures represent the partner's share of capital expenditures in certain ventures consolidated in the Company's financial statements.
(d) Asset sales are a normal part of the business model, primarily for the Harsco Metals & Minerals Segment. For the full year ended December 31, 2014, this line item also includes proceeds of $12.4 million from the Harsco Infrastructure Transaction net working capital settlement.

The Company's management believes that free cash flow, which is a non-U.S. GAAP financial measure, is meaningful to investors because management reviews cash flows generated from operations less capital expenditures net of asset sales proceeds. It is important to note that free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure. Exclusion of the Harsco Infrastructure Segment from 2013 provides a basis for comparison of ongoing operations and prospects since the segment was divested in the fourth quarter of 2013. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION
FREE CASH FLOW (Unaudited)
	Projected
	Twelve Months Ending
	December 31, 2015
(In millions)	Low	High
Net cash provided by operating activities	$ 260	$ 274
Less capital expenditures (a)	(186)	(176)
Plus total proceeds from asset sales and capital expenditures for strategic ventures	1	2
Free Cash Flow	$ 75	$ 100
(a) Capital expenditures encompass two primary elements: maintenance capital expenditures, which are necessary to sustain the Company's current revenue streams and include contract renewal; and growth capital expenditures, for which management has discretion as to amount, timing and geographic placement, and which expand the Company's revenue base and create additional future cash flow.

The Company's management believes that free cash flow, a non-U.S. GAAP financial measure, is meaningful to investors because management reviews cash flows generated from operations less capital expenditures net of asset sales proceeds. It is important to note that free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION
RETURN ON INVESTED CAPITAL EXCLUDING SPECIAL ITEMS AND HARSCO INFRASTRUCTURE SEGMENT (a)
	Trailing Twelve Months
	for Period Ended
	December 31
(in thousands)	2014	2013
Net loss from continuing operations, as reported	$ (20,407)	$ (216,696)
Special items:
Harsco Metals & Minerals Segment site exit and underperforming contract charges	50,111	—
Harsco Metals & Minerals Segment contract termination charges	11,557	—
Harsco Metals & Minerals Segment Brazilian labor claim reserves	7,451	—
Harsco Metals & Minerals Segment Project Orion Charges	11,992	—
Harsco Infrastructure Segment loss on disposal	3,865	271,296
Strategic transaction review costs	3,531	—
Harsco Infrastructure transaction costs	2,192	20,076
Harsco Rail Segment grinder asset impairment charge	590	8,999
Gains associated with exited Harsco Infrastructure operations retained	(2,205)	—
Non-cash tax impact of Harsco Infrastructure transaction	—	—
Harsco Metals & Minerals Segment bad debt expense	—	2,592
Harsco Infrastructure Segment depreciation expense reduction on assets classified as held-for-sale	—	(17,281)
Taxes on above special items	(4,166)	(23,724)
Non-cash tax impact of Harsco Infrastructure transaction	—	30,790
Net income from continuing operations, as adjusted	64,511	76,052
After-tax interest expense (b)	29,680	31,281

Net operating profit after tax, as adjusted	$ 94,191	$ 107,333

Average equity	$ 563,138	$ 771,176
Plus average debt	857,169	1,022,015
Average capital	$ 1,420,307	$ 1,793,191

Return on invested capital excluding special items	6.6%	6.0%

Net operating profit after tax, as adjusted, from above	$ 94,191	$ 107,333
After-tax (income) loss from Harsco Infrastructure Segment excluding special items	—	954
	$ 94,191	$ 108,287
Average capital, from above	$ 1,420,307	$ 1,793,191

Return on invested capital excluding special items and Harsco Infrastructure Segment	6.6%	6.0%
(a) Return on invested capital excluding special items and the Harsco Infrastructure Segment is net income from continuing operations excluding special items, after-tax Harsco Infrastructure Segment results, and after-tax interest expense, divided by average capital for the year. The Company uses a trailing twelve month average for computing average capital.
(b) The Company's effective tax rate approximated 37% on an adjusted basis for both periods for interest expense

The Company's management believes return on invested capital excluding special items and the Harsco Infrastructure Segment, which are non-U.S. GAAP financial measures, are meaningful in evaluating the efficiency and effectiveness of the capital invested in the Company's business. Exclusion of special items permits evaluation and comparison of results for the Company's core business operations, and it is on this basis that management internally assesses the Company's performance. Exclusion of the Harsco Infrastructure Segment provides a basis for comparison of ongoing operations and prospects since the segment was divested in the fourth quarter of 2013.These measures should be considered in addition to, rather than as a substitute for, net income or other information provided in accordance with U.S. GAAP.

CONTACT: Investor Contact
         David Martin
         717.612.5628
         damartin@harsco.com

         Media Contact
         Kenneth Julian
         717.730.3683
         kjulian@harsco.com